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                                                                    Exhibit 10.7
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                               MGI PHARMA, INC.
                  1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

1. Purpose of Plan

     This plan shall be known as the "MGI PHARMA, INC. 1999 Nonemployee Director Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of MGI PHARMA, INC., a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable outside directors and by providing additional incentive for such directors to increase their interest in the Company's long-term success and progress.

2. Administration

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 6. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board under this Plan may be exercised by any committee duly authorized by the Board.

3. Participation in the Plan

     Each director of the Company shall be eligible to participate in the Plan unless such director is an employee of the Company (a "Nonemployee Director").

4. Stock Subject to the Plan

     The stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Subject to the adjustment as provided in Section 12 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 200,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

5. Nonqualified Stock Options

     All options granted under the Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

6. Grants of Options Under the Plan

     All grants of options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (a) No person shall have any discretion to select which Nonemployee Directors shall be granted options or to determine the number of shares of Common Stock to be covered by options granted to Nonemployee Directors.

          (b) Each Nonemployee Director shall automatically receive on the date such person first becomes a director by appointment by the Board of Directors, an option to purchase 10,000 shares of Common Stock.
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          (c)  Each Nonemployee Director shall automatically receive, on each date on which such person is elected or reelected as a director (beginning with the election of directors at the 1999 annual meeting of shareholders if the Plan becomes effective at such meeting), an option to purchase 7,500 shares of Common Stock.

          (d) Each option granted hereunder shall be exercisable in equal installments of 25% of the total number of options granted commencing on the date which is one year after the date of grant and continuing on each one year anniversary thereafter.

          (e) The option exercise price per share for the shares covered by each option shall be 100% of the fair market value of the Common Stock on the date of the Company's annual meeting of shareholders to which the grant relates, as determined in accordance with Section 10 of the Plan.

7. Terms and Conditions of Options

     Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Options Non-Transferable. No option granted under the Plan shall be transferable by the optionee otherwise than by will, or by the laws of descent and distribution as provided in Section 7(c)(iii) hereof. Except as provided in Section 7(c)(iii) hereof with respect to disability of the optionee, during the lifetime of the optionee, the options shall be exercisable only by such optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during such optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (b) Period of Options. Options shall terminate upon the expiration of 10 years from the date on which they were granted (subject to prior termination as provided in Section 8 hereof).

          (c)  Exercise of Options

               (i) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

               (ii) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company by delivery of (A) cash (including check, bank draft or money order), (B) shares of Common Stock already owned by the optionee having a fair market value on the date of exercise equal to the full purchase price of the shares, (C) written authorization for the Company to retain from the total number of shares of Common Stock as to which the option is exercised that number of shares having a fair market value on the date of exercise equal to the aggregate exercise price of the options exercised, (D) irrevocable instructions to a broker promptly to deliver to the Company the amount of sale proceeds required to pay the exercise price, (E) any combination of the foregoing methods of payment, or (F) such other form of consideration as the Board may deem
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          acceptable. For purposes of the preceding sentence, the fair market value of the Common Stock tendered shall be determined as provided in
          Section 9 as of the date of exercise.

8. Effect of Termination of Membership on the Board

     The right to exercise an option granted under this Plan shall be limited as follows:

          (a) If an optionee ceases being a director of the Company for any reason other than the reasons identified in subparagraph (b) of this
     Section 8, the optionee shall have the right to exercise the options as follows, subject to the condition that no option shall be exercisable after the expiration of the term of the option:

               (i) If the optionee was a member of the Board for five or more years, all outstanding options become immediately exercisable upon the date the optionee ceases being a director. The optionee may exercise the options for a period of 36 months from the date the optionee ceased being a director, provided that if the optionee dies before the 36 month period has expired, the options may be exercised by the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death for a period of 12 months from the date of the optionee's death.

               (ii) If the optionee was a member of the Board for less than five years, the optionee may exercise the options, to the extent they were exercisable at the date the optionee ceases being a member of the Board, for a period of 90 days following the date the optionee ceased being a director, provided that, if the optionee dies before the 90 day period has expired, the options may be exercised by the optionee's legal representative, or any person who acquires the right to exercise an option by reason of the optionee's death, for a period of 12 months from the date of the optionee's death.

               (iii) If the optionee dies while a member of the Board, the options, to the extent exercisable by the optionee at the date of death, may be exercised by the optionee's legal representative, or any person who acquires the right to exercise an option by reason of the optionee's death, for a period of 12 months from the date of the optionee's death.

               (iv) In the event any option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

          (b) If an optionee ceases being a director of the Company due to an act of

               (i)   fraud or intentional misrepresentation, or

               (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate of the Company, or

               (iii) any other gross or willful misconduct,

     as determined by the Board, in its sole and conclusive discretion, all options granted to such optionee under this Plan shall immediately be forfeited as of the date of the misconduct.
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9.  Time for Granting Options

     Unless the Plan shall have been discontinued as provided in Section 14 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 13 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

10. Fair Market Value of Common Stock

     For purposes of this Plan, the fair market value of the Common Stock on a given date shall be (i) the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, if the Common Stock is then quoted on NASDAQ; (ii) the last sale price of the Common Stock as reported on the NASDAQ National Market System; or (iii) the closing price of the Common Stock on such date on a national securities exchange, if the Common Stock is then being traded on a national securities exchange. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Board shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

11. Limitation of Rights

          (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

          (b) No Shareholder Rights for Options. An optionee shall have no rights as a shareholder with respect to the shares covered by options until the date of the issuance of such optionee of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

12. Adjustments to Common Stock

     If there shall be any change in Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other changes in the corporate structure, appropriate adjustments to the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the option exercise price, the number of shares subject to outstanding options and the options' exercise prices thereof in order to prevent dilution or enlargement of option rights.

13. Effective Date of the Plan

     The Plan shall take effect immediately upon its approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and voted at a duly held meeting of shareholders of the Company.

14. Amendment of the Plan

          (a) The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 12 hereof), change the designation of the class of directors eligible to receive options or materially increase the benefits accruing to participants under the Plan. The Board shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option. In addition, subject to section (b) below and to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.
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          (b)  The Board may, in its sole discretion, amend the vesting, exercisability and other provisions of the Plan, including any outstanding awards under the Plan, as necessary to avoid adverse accounting impact on the Company of any changes in the accounting industry's interpretation of APB No. 25.

15. Governing Law

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.